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                                                                   EXHIBIT 99.1

                              YAGO SYSTEMS, INC.
                                WRITTEN CONSENT
                               FEBRUARY   , 1998

  The undersigned stockholders of Yago Systems, Inc. ("Yago") hereby consents to the proposals set forth below in the manner indicated.

VOTING INSTRUCTION--ALL STOCKHOLDERS SHOULD VOTE ON ITEMS 1 AND 2. IN ADDITION, HOLDERS OF YAGO SERIES A PREFERRED STOCK SHOULD VOTE ON ITEM 3 AND HOLDERS OF YAGO SERIES B PREFERRED STOCK SHOULD VOTE ON ITEM 4. WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OF STOCK OF YAGO IS REQUIRED, THIS CONSENT SHALL BE TREATED AS A CLASS VOTE.

       PLEASE RETURN YOUR COMPLETED PROXY TO: PILLSBURY MADISON &
      SUTRO LLP; ATTENTION COLIN MORRIS (FACSIMILE: 650-233-4545) A
         POSTAGE-PAID RETURN ENVELOPE HAS BEEN INCLUDED FOR YOUR
                              CONVENIENCE.

         TO ALL YAGO STOCKHOLDERS, PLEASE MARK VOTES, AS IN THIS
                               EXAMPLE [X]

1. To approve and adopt the Agreement and Plan of Merger, as amended (the "Plan of Merger"), dated as of January 14, 1998 by and among Cabletron Systems, Inc. ("Cabletron"), Cabletron Merger, Inc. ("Merger Sub") and Yago, and to approve the merger (the "Merger") of Merger Sub, a wholly owned subsidiary of Cabletron, with and into Yago pursuant to the Plan of Merger by which Yago would become a wholly owned subsidiary of Cabletron.

  [_] FOR  [_] AGAINST

2. To approve and adopt the Yago 1998 Stock Option Plan.

  [_] FOR  [_] AGAINST

3. To convert immediately prior to the Merger each share of Yago Series A Preferred Stock into one share of Yago Common Stock.

  [_] FOR  [_] AGAINST

4. To convert immediately prior to the Merger each share of Yago Series B Preferred Stock into one share of Yago Common Stock.

  [_] FOR  [_] AGAINST

THE SHARES REPRESENTED BY THIS CONSENT WILL BE TREATED AS DIRECTED OR, IF NO DIRECTION IS GIVEN AND THIS CONSENT IS PROPERLY SIGNED AND DELIVERED TO YAGO, WILL BE TREATED AS CONSENTING "IN FAVOR" OF THE PROPOSALS IN ITEMS 1, 2, 3 AND 4, AS APPLICABLE.

  [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
  _______________________________________________________________
  _______________________________________________________________

  If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Dated:               , 1998

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(Please Type or Print Name)               (Please Type or Print Name)


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(Signature)                               (Signature)